ASSIGNMENT

FOR GOOD AND VALUABLE CONSIDERATION, RECEIPTS OF WHICH IS HEREBY ACKNOWLEDGED, **NAME OMITTED - CONFIDENTIAL INFORMATION** ASSIGNOR, DOES HEREBY SELL, ASSIGN, TRANSFER AND CONVEY TO W.G. VAN BEBBER, OF DENVER, COLORADO AS ASSIGNEE, ALL OF ASSIGNOR'S RIGHT, TITLE AND INTEREST IN AND TO THOSE PARTICULAR LEASEHOLDS LOCATED IN **PROPERTY LOCATION OMITTED-CONFIDENTIAL INFORMATION** NEW MEXICO, AS MORE PARTICULARLY DESCRIBED IN EXHIBIT A ATTACHED HERETO AND BY THIS REFERENCE INCORPORATED HEREIN. **EXHIBIT A
OMITTED - CONFIDENTIAL INFORMATION**.

THE  ASSIGNMENT  AND  TRANSFER  OF  INTERESTS  IS  SUBJECT  TO  THE  FOLLOWING:

1. ASSIGNOR HEREBY RETAINS, AND ASSIGNEE ACKNOWLEDGES A TWO-PERCENT (2%) GROSS OVERRIDING ROYALTY INTEREST IN AND TO SAID LEASES, TO BE HELD BY ASSIGNOR.

2. ASSIGNEE ACKNOWLEDGES THE GROSS OVERRIDING ROYALTY INTERESTS SET FORTH IN EXHIBIT B ATTACHED HERETO AND BY THIS REFERENCE INCORPORATED HEREIN.

3. ASSIGNEE, BY ACCEPTANCE OF THIS ASSIGNMENT COVENANTS AND AGREES THAT ALL FUTURE LEASE PAYMENTS, CHARGES, COSTS, FEES, OR OTHER SUCH EXPENSE NECESSARY TO THE CONTINUATION OR DEVELOPMENT OF THE LEASES SHALL BE THE RESPONSIBILITY OF ASSIGNEE, AND SHALL BE PAID OR PERFORMED ON A TIMELY BASIS.

4.     THIS  ASSIGNMENT  IS  WITHOUT  WARRANTY  OF  TITLE  OR  REPRESENTATION.

5. ASSIGNEE SHALL NOTIFY IN WRITING THE ASSIGNOR OF ANY DESIRE OR INTENTION TO SURRENDER ANY OR ALL OF THE SAID LEASES 30 DAYS PRIOR TO ANY SURRENDER.

6.     THIS  ASSIGNMENT  IS  MADE  AND  ACCEPTED  PURSUANT  TO  THAT  PARTICULAR
AGREEMENT  BY  AND  BETWEEN  THE  PARTIES  DATED  THIS  14  DAY  OF  JUNE, 1999.

ASSIGNOR
/S/  PRESIDENT  AND  CEO


ASSIGNEE
/S/  W.G.  VAN  BEBBER



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